UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

AIRCASTLE LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1020

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2020, Aircastle Limited (the “Company”) issued $650 million aggregate principal amount of the Company’s 5.250% Senior Notes due 2025 (the “Notes”) pursuant to an Indenture, dated as of August 11, 2020 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee for the Notes (the “Trustee”).

The Notes will pay interest semi-annually on February 11 and August 11, beginning on February 11, 2021, at a rate of 5.250% per annum, until August 11, 2025. The Company intends to use the net proceeds from the sale of Notes for general corporate purposes, which may include the repayment, refinancing or redemption of its existing indebtedness.

The Company may redeem some or all of the Notes at any time prior to July 11, 2025 by paying a specified “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. On and after July 11, 2025, the Company may redeem some or all of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company’s and its subsidiaries’ (other than certain joint ventures) ability to incur liens that secure obligations under indebtedness for borrowed money or capitalized lease obligations and consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets.

The Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

The foregoing is qualified in its entirety by reference to the Indenture, attached as Exhibit 4.1 hereto and incorporated herein by reference.

The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On August 5, 2020, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of August 11, 2020, between Aircastle Limited and Wells Fargo Bank, National Association, as trustee

4.2	Form of 5.250% Senior Notes due 2025 (included in Exhibit 4.1)

99.1	Press release issued by Aircastle Limited, dated August 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher L. Beers
Name:	Christopher L. Beers
Title:	Chief Legal Officer and Secretary

Date: August 11, 2020